UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                    Date of Report: July 22, 2011
                  (Date of earliest event reported)


                        AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                        333-155059               61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                               Suite 200
                       871 Coronado Center Drive
                          Henderson, NV 89052
              (Address of principal executive offices (zip code)

                                 702-583-7790
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

MidSouth Capital, Inc.
----------------------
On July 22, 2011, the registrant entered into a letter engagement with MidSouth Capital, Inc. to act as a non-exclusive financial advisor, investment bank and placement agent on a best efforts basis.

MidSouth agrees to introduce the registrant to certain potential investor candidates. Upon written request from the registrant, MidSouth may designate independent counsel to prepare the appropriate documents, including subscription and escrow agreement, with regard to the terms of any financial transactions and the closing thereof. The registrant is responsible for any and all reasonable expenses associated with the offering and the closing documents, escrow and escrow agent. However incurrence of all such expenses shall require the prior written consent for those expenses from the registrant.

If, within the two year period commencing on the date hereof, the investor candidate , singly or with others, purchases debt or equity securities of, or loans money to the registrant, the registrant will pay MidSouth within three business days upon after any such transaction under the following terms below:

    Cash Compensation Fees:   A success fee for debt and/or equity
capital raised by the MidSouth on behalf of the registrant shall be subject to the following fee structure:

     a. 10% of the amount for any capital raised

A success fee which shall be the identical terms as in Section II(i) of the aggregate consideration except as further defined in (iii) and
(iv) of the agreement, received by registrant from any transaction closed, including multiple successive transactions, with an investor candidate or a strategic candidate (or upon closing a transaction with a covered party, including multiple successive transactions, within twelve months after the termination date), which amount will be paid when the registrant receives the proceeds from the transaction.

     Restricted Stock:   Additionally, the registrant agrees to grant
MidSouth 50,000 shares of restricted stock per every $100,000 raised for a period of two (2) years.

Magee Geophysical Services LLC
------------------------------
On July 27, 2011, the registrant entered into a geophysical service agreement with Magee Geophysical Services LLC Contractor. Magee agreed to conduct during the approximate period of August, 2011, a gravity survey over an area specified by the registrant over the Clayton Deep Prospect in Esmeralda County, Nevada.

The registrant will compensate Magee at the following rates for the requested work:

Gravity Data Acquisition.......................... $ 1350/operator/day

The gravity survey is expected to take a maximum of 8 chargeable days including mobilization and demobilization.

Magee will prepare and deliver to registrant an invoice for services rendered at the completion of the survey. The registrant agreed that Magee will be paid within 30 days following the date of the invoice.

Magee will provide workers compensation insurance covering Magee's employees. Magee's activities related to this project will be covered under Magee's general liability and vehicle liability insurance. Certificates of Insurance for general liability insurance, automobile liability insurance, and workers compensation insurance will be provided upon request.



ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10-1  MidSouth Capital, Inc. letter agreement dated
                July 22, 2011

Exhibit 10-2  Geophysical Service Agreement


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 22, 2011

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Chief Executive Officer